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                                                                    EXHIBIT 21.1



                   SUBSIDIARIES OF AMERICAN BANCSHARES, INC.



American Bank, a Florida Banking Corporation

Freedom Finance Company, a Florida Corporation

ABI Capital Trust, a Delaware Statutory Business Trust